EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Richard L. Brown & Company, P.A.
2102 West Cass Street, 2nd Floor
Tampa, FL 33606

Raven Moon Entertainment, Inc.
2005 Tree Fork Lane, Ste. 101
Longwood, Florida 32750

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 2, 2007, with respect to the financial statements of Raven Moon Entertainment, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2006, filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form S-8.

Date: July 9, 2007	By:	/s/ Richard L. Brown & Company, P.A.
Richard L. Brown & Company, P.A.